Exhibit 99.1

Perma-Fix Announces Formation of Medical Isotope Technology Company

ATLANTA – February 19, 2014 – Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced it intends to grant an exclusive, restricted field of use license to use its new process, technologies and patents when granted, to produce Technetium-99 (Tc-99m) for medical applications, to a wholly-owned subsidiary, Perma-Fix Medical Corporation.  Additionally, the company has engaged WDM, a European investment bank focused on the microcap and healthcare sectors, to assist Perma-Fix Medical in its plans to raise funds outside the United States.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, “As a result of data in support of our technology, we made the strategic decision to separate our medical technology for the production of Tc-99m from our core nuclear services.  Our plan is to independently fund this new medical technology at the subsidiary level.  In this way, we believe we can efficiently and effectively bring the technology to market, while minimizing dilution to our shareholders.”

By way of background, Tc-99m is the most widely used medical isotope in the world.  It allows medical practitioners to image internal body organs and is used in 80-85% of the 25M diagnostic nuclear medical procedures each year. Common procedures include: cardiac imaging; cancer detection bone scans; gastrointestinal issues; and imaging of the brain, kidney, spleen and infections.  The radioisotope market in Europe alone is expected to reach $1.6B in 2017, up from $1.1B in 2012. Severe worldwide shortages in the supply chain have been disrupting medical procedures.  Beginning in 2016, the National Research Universal (NRU) reactor in Canada will no longer receive government funding for isotope production.  In addition, the OSIRIS reactor in France is scheduled to close in 2018.  The combination of these events is expected to have a major impact on the manufacturing and supply of these isotopes.

Nearly all of the world's supply comes from the thermal fission of highly enriched uranium (HEU) targets in a small number of highly specialized reactors.  The current process is a costly and unreliable source of radioactive material and raises serious proliferation concerns.

Perma-Fix Medical has now completed initial development of its process to produce Tc-99m for medical diagnostic tests, which the Company anticipates will help solve worldwide shortages of Tc-99m.  The Company believes that the new process is a less expensive process and does not require the use of government-subsidized, weapons-grade materials which is expected to improve safety and the need for enriched uranium and reprocessing; two major concerns associated with nuclear weapons proliferation.  The new process encompasses the full production cycle, from reactor to final medical supply, and should be easily deployable around the world using standard research and commercial reactors, thereby eliminating the need for special purpose reactors.

Dr. Centofanti continued, “We are excited to work with WDM to assist us in raising capital to accelerate our plans for this new technology.  Importantly, the process we developed meets the US and global market supply needs for Tc-99m without the use of weapons grade uranium, which we believe will assist in reducing environmental concerns associated with the current production methodology, including issues around reprocessing of materials and production of high level waste requiring permanent disposal.  Additionally, we expect our new process will reduce the threat associated with international production, transportation and/or use of highly enriched uranium in the production of medical isotopes.  In addition to raising capital, we look forward to establishing operations in Poland with its rich history in the nuclear field and leading nuclear research institutions.”

About WDM

WDM is Central and Eastern Europe’s leading microcap investment bank and investment manager. It has been listed on the Warsaw Stock Exchange since 2007 and has raised over $150,000,000 for its clients. For more information, see: www.wdmcapital.com.

About Perma-Fix Medical

Perma-Fix Medical with headquarters in Atlanta, Georgia (USA), is a subsidiary of Perma-Fix Environmental Services, a NASDAQ listed company. It was formed to develop, obtain FDA and other regulatory approval and commercialize a new process to produce Technetium-99 (Tc-99m), the most widely used medical isotope in the world. The new process is expected to solve worldwide shortages of Tc-99m as it is less expensive, does not require the use of government-subsidized, weapons-grade materials and can be easily deployed around the world using standard research and commercial reactors, thereby eliminating the need for special purpose reactors.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. is a nuclear services company and leading provider of nuclear and mixed waste management services.  The Company's nuclear waste services include management and treatment of radioactive and mixed waste for hospitals, research labs and institutions, federal agencies, including the DOE, the Department of Defense ("DOD"), and the commercial nuclear industry. The Company’s nuclear services group provides project management, waste management, environmental restoration, decontamination and decommissioning, and radiological protection, safety and industrial hygiene capability to our clients.  The Company operates four nuclear waste treatment facilities and provides nuclear services at DOE, DOD, and commercial facilities.  Please visit us on the World Wide Web at http://www.perma-fix.com.

This press release contains “forward‑looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions.  Forward‑looking statements include, but are not limited to: grant of license; raising capital for Perma-Fix Medical; market the new technology; radioisotope market in Europe; scheduled closure of reactors and its expected impact; new process meeting global market supply needs for Tc-99m without the use of weapons grade uranium; easily deployable around the world; and assist in reducing certain environmental and certain other concerns in the production of medical isotopes.  These forward‑looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; competitive pressures; our ability to apply and market our new technology; U.S. and foreign governmental laws and regulations adopted from time to time; inability to raise necessary capital for Perma-Fix Medical; validity of our patents or patent applications in connection with this new technology; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2012 Form 10-K/A and continued in our March 31, June 30 and September 30, 2013 Form 10-Qs. The Company makes no commitment to disclose any revisions to forward‑looking statements, or any facts, events or circumstances after the date hereof that bear upon forward‑looking statements.

This press release shall not be considered an offer of securities for sale in the United States. Perma-Fix Medical’s securities may not be offered or sold in the United States absent registration or exemption from registration, and any public offering of securities to be made in the United States would only be made by means of a prospectus that may be obtained from the issuer or the selling security holder and that would contain detailed information about the company and management, as well as financial statement.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316